© 2017 Hardinge Inc. 1 www.Hardinge.com August 3, 2017 HARDINGE Second Quarter 2017 Financial Results

© 2017 Hardinge Inc. 2 www.Hardinge.com Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. This presentation will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non- GAAP measures in tables found in the Supplemental Information portion of this presentation.

© 2017 Hardinge Inc. 3 www.Hardinge.com Sales ($ in millions) $109 $101 $108 $93 $99 $100 $103 $97 $91 $85 $120 $108 $110 $108 $113 2013 2014 2015 2016 Q2 2017 TTM $315 $292 $312 $297 $329 $21 $25 $30 $20 $24 $22 $18 $27 $18 $22 $27 $24 $30 $27 $32 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Quarterly Net Sales Annual Net Sales  Excluding unfavorable FX impact of $1.5 million, Q2 2017 sales improved 14% over prior-year period  Strong results in North America and Asia on improved industrial environment driving higher machine sales  Sales in Europe were flat: reflects the timing of machine orders Actual net sales may differ due to rounding. $70 $67 $87 $78 North America Europe Asia $65

© 2017 Hardinge Inc. 4 www.Hardinge.com $23.6 $23.2 $28.1 $21.4 $26.6 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Gross Profit & Margin Quarterly Annual  Gross profit margin improved on volume and product mix  Margins benefitting from the 2015-2016 restructuring $105.7 $100.8 $104.6 $97.5 $99.3 2013 2014 2015 2016 Q2 2017 TTM 33.6% 34.4% 32.4% 33.1% 32.1% 32.3% 33.2% 33.4% 33.5% All amounts shown pertain to continuing operations. 34.1% ($ in millions)

© 2017 Hardinge Inc. 5 www.Hardinge.com $14.9 $2.8 $7.7 $4.4 7.6 $2.6 2013 2014 2015 2016 Q2 2017 TTM $9.9 $(2.1) $1.2 $2.8 $(0.3) $(0.5) $0.7 $4.2 $4.2 [CELLRAN GE] [CELLRAN GE] [CELLRAN GE] [CELLRAN GE] [CELLRAN GE] Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Quarterly Net Income (Loss) Reported & Adjusted* Annual Net Income (Loss) Reported & Adjusted* Net Income (Loss) ($ in millions) * Adjusted Net Income (Loss) is a non-GAAP financial measure. Hardinge believes that the use of Adjusted Net Income (Loss) helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted Net Income (Loss) reconciliation and other important disclaimers. GAAP NON-GAAP*  Diluted EPS up 20x to $0.20  Included $1.1 million of atypical expenses and $0.5 million restructuring costs

© 2017 Hardinge Inc. 6 www.Hardinge.com $26.9 $14.9 $18.8 $15.7 $18.8 2013 2014 2015 2016 Q2 2017 TTM $3.1 $2.9 $7.7 $2.0 $6.2 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 EBITDA and Margin* Adjusted EBITDA & Margin* Adjusted EBITDA & Margin* * Adjusted EBITDA & Margin are non-GAAP financial measures. Hardinge believes that the use of Adjusted EBITDA & Margin helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted EBITDA & Margin reconciliation and other important disclaimers regarding Adjusted EBITDA & Margin. 8.2% 4.8% 6.0% 5.4% 6.3% 4.4% 4.3% 8.9% 3.1% 7.9% ($ in millions)  Operating leverage drove improvement  Positive effect of restructuring efforts

© 2017 Hardinge Inc. 7 www.Hardinge.com $203.6 $169.6 $161.1 $155.9 $165.1 $26.6 $16.2 $11.8 $5.9 $4.6 2013 2014 2015 2016 6/30/2017 Equity Debt $34.7 $16.3 $32.8 $28.3 $26.4 2013 2014 2015 2016 6/30/2017 Total Capitalization ($ in millions) $3.9 $3.2 $4.2 $2.5 $1.0 2013 2014 2015 2016 1H 2017 Cash & Cash Equivalents Capital Expenditures Financial Strength and Flexibility

© 2017 Hardinge Inc. 8 www.Hardinge.com 59 61 61 61 62 2013 2014 2015 2016 Q2 2017 Inventory Turns (monthly avg.) Receivable Days Outstanding (monthly avg.) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits 43% 42% 40% 42% 42% 2013 2014 2015 2016 Q2 2017 1.7 1.8 1.8 1.6 1.7 2013 2014 2015 2016 Q2 2017 Managed Working Capital* as a Percent of Sales (monthly avg.) Emphasis on Productivity and Cash  Managed working capital remained 42% of sales  See potential to improve all aspects of working capital requirements: DSO, DPO and inventory

© 2017 Hardinge Inc. 9 www.Hardinge.com ($ in millions) Annual Orders $86 $105 $99 $102 $103 $95 $109 $97 $92 $100 $107 $117 $120 $117 $128 2013 2014 2015 2016 Q2 2017 TTM $331 $288 $331 Quarterly Orders $26 $27 $25 $24 $27 $27 $20 $28 $21 $30 $28 $28 $37 $28 $36 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 $75 $90  Strong orders in all regions; up 15% Q2 2017 over Q2 2016: • Asia +25%, Europe +12%, North America +6%  Demand for machine tools has been improving in all markets Actual orders may differ due to rounding. $316 $93 Broad Geographic Presence $81 $311 North America Europe Asia $73

© 2017 Hardinge Inc. 10 www.Hardinge.com ($ in millions) Backlog  Backlog increased 14% over Q1 2017 and 32% versus the prior-year period on strong demand for machine tools  Lead times vary by product line • Machine tools: two to nine months • Workholding parts and accessories: Standard - next day, Specials – four to eight weeks $99 $107 $108 $115 $133 $11 $10 $9 $12 $12 6/30/2016 9/30/2016 12/31/2016 3/31/2017 06/30/2017 Machine Tools Workholding Parts & Accessories Backlog by Product Line $110 $117 $117 $127 $145

© 2017 Hardinge Inc. 11 www.Hardinge.com Perspectives – 90 Day Review  Exceptional position in China: • Capabilities • Market Presence  Global capabilities  Strong brands  Outstanding people  HIPEx foundation for continuous improvement mindset  Site Optimization  Underleveraging scale and people  Lack common Platform  Complex structure  Under penetrated in key markets in U.S. and Europe +’s ’s

© 2017 Hardinge Inc. 12 www.Hardinge.com Current Focal Areas and Outlook  Complete announced restructuring by mid-2018 • Pre-tax annualized savings of $2.0 to $2.5 million • Restructuring costs of $3.8 to $4.3 million; $1.6 million is non-cash  Develop plan to optimize footprint and operating structure • Simplify business organization and legal structure • Leverage capabilities across the enterprise • Common operating systems • Goal alignment  Focused working capital reduction initiatives  Embrace value system  Produce a long term strategic plan and goals

© 2017 Hardinge Inc. 13 www.Hardinge.com Our Operating Values Values

© 2017 Hardinge Inc. 14 www.Hardinge.com August 3, 2017 HARDINGE Second Quarter 2017 Financial Results

© 2017 Hardinge Inc. 15 www.Hardinge.com SUPPLEMENTAL INFORMATION

Annual Adjusted Net Income, Operating Income & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	2013	2014	2015	2016	Q2 17 TTM
Net income (loss)	$ 9.9	$ (2.1)	$ 2.6	$ 1.2	$ 2.8
Impairment charges	6.2	5.4	-	-	-
Income from discontinued operations and gain on disposal of discontinued operation, net of tax	(5.5)	(0.2)	-	-	-
Gain on purchase of business	-	(0.5)	-	-	-
Inventory adjustment	-	-	0.7	-	-
Inventory step-up charge	1.9	0.1	-	-	-
Acquisition transaction expenses	2.2	0.1	-	-	-
Restructuring expenses	-	-	3.6	0.7	2.2
Professional fees for strategic review process	-	-	0.8	1.3	0.2
Pension Settlement Loss	-	-	-	0.5	0.5
Other adjustments	0.2	-	-	0.7	1.9
Adjusted net income	14.9	2.8	7.7	4.4	7.6
Plus: Interest expense, net	1.0	0.7	0.4	0.4	0.4
Adjusted income tax expense	1.4	1.6	1.9	2.1	1.9
Adjusted operating income	17.3	5.1	10.0	6.9	9.9
Depreciation and amortization expense	9.6	9.8	8.8	8.8	8.9
Adjusted EBITDA	$ 26.9	$ 14.9	$ 18.8	$ 15.7	$ 18.8
Sales	$329.5	$311.6	$ 315.3	$ 292.0	$ 296.8
Adjusted operating margin	5.3%	1.7%	3.2%	2.4%	3.3%
Adjusted EBITDA margin	8.2%	4.8%	6.0%	5.4%	6.3%

Net Income (Loss), Operating Income, Operating Margin, EBITDA and EBITDA Margin in 2013, 2014, 2015, 2016 and Q2 2017 TTM were adjusted to exclude atypical items as listed above.

Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income, Adjusted Operating Income and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

© 2017 Hardinge Inc.

www.Hardinge.com
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Quarterly Adjusted Net Income (Loss), Operating Income (Loss) & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Net income (loss)	$ 0.1	$ (1.4)	$ 3.7	$ (2.0)	$ 2.5
Restructuring expenses	0.2	0.2	0.1	1.4	0.5
Professional fees for strategic review process	0.4	0.1	0.1	-	-
Pension Settlement Loss	-	0.6	(0.1)	-	-
Other adjustments	-	0.2	0.4	0.1	1.2
Adjusted net income (loss)	0.7	(0.3)	4.2	(0.5)	4.2
Plus: Interest expense, net	0.1	0.1	0.1	0.1	0.1
Adjusted income tax expense (benefit)	0.1	0.9	1.2	0.2	(0.4)
Adjusted operating income (loss)	0.9	0.7	5.5	(0.2)	3.9
Depreciation and amortization expense	2.2	2.2	2.2	2.2	2.3
Adjusted EBITDA	$ 3.1	$ 2.9	$ 7.7	$ 2.0	$ 6.2
Sales	70.2	67.2	86.8	64.6	78.2
Adjusted operating margin	1.3 %	1.0 %	6.3 %	(0.3)%	5.0 %
Adjusted EBITDA margin	4.4 %	4.3 %	8.9 %	3.1 %	7.9 %

Quarterly Net Income (Loss) , Operating Income (Loss) , Operating Margin, EBITDA and EBITDA Margin in all periods presented were adjusted to exclude atypical items as listed above.

Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

© 2017 Hardinge Inc.

www.Hardinge.com

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Quarterly Financial Appendix

HARDINGE

(in millions, except per share data)

	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017	6/30/2017
Sales	$ 76.8	$ 87.0	$ 67.8	$ 70.2	$ 67.2	$ 86.8	$ 64.6	$ 78.2
Cost of sales	51.4	56.6	45.1	46.6	44.0	58.7	43.2	51.6
Gross profit	25.4	30.4	22.7	23.6	23.2	28.1	21.4	26.6
Gross profit margin	*33.1%*	*34.9%*	*33.5%*	*33.6%*	*34.4%*	*32.4%*	*33.1%*	*34.1%*
Selling, general and administrative expenses	19.9	20.7	20.5	19.7	20.0	19.3	18.0	20.1
Research & development	3.7	3.4	3.3	3.4	3.3	3.6	3.6	3.8
Restructuring charges	0.9	2.7	0.2	0.2	0.2	0.1	1.4	0.5
Other expense (income)	0.2	0.4	(0.1)	-	0.3	0.1	0.2	-
Income (loss) from operations	0.7	3.2	(1.2)	0.3	(0.6)	5.0	(1.8)	2.2
Operating margin	*1.0 %*	*3.7 %*	*(1.8)%*	*0.4 %*	*(0.9)%*	*5.8 %*	*(2.8)%*	*2.8 %*
Interest expense, net	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Income (loss) before income taxes	0.6	3.1	(1.3)	0.2	(0.7)	4.9	(1.9)	2.1
Income tax expense (benefit)	0.9	0.4	(0.1)	0.1	0.7	1.2	0.2	(0.4)
Net income (loss)	$ (0.3)	$ 2.7	$ (1.2)	$ 0.1	$ (1.4)	$ 3.7	$ (2.0)	$ 2.5
Basic earnings (loss) per share:								
Continuing operations	$ (0.03)	$ 0.22	$ (0.10)	$ 0.01	$ (0.11)	$ 0.29	$ (0.16)	$ 0.20
Earnings (loss) per share	$ (0.03)	$ 0.22	$ (0.10)	$ 0.01	$ (0.11)	$ 0.29	$ (0.16)	$ 0.20
Diluted earnings (loss) per share:								
Continuing operations	$ (0.03)	$ 0.21	$ (0.10)	$ 0.01	$ (0.11)	$ 0.29	$ (0.16)	$ 0.20
Earnings (loss) per share	$ (0.03)	$ 0.21	$ (0.10)	$ 0.01	$ (0.11)	$ 0.29	$ (0.16)	$ 0.20
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	12.8	12.8	12.8	12.8	12.8	12.9	12.9	12.9
Weighted avg. shares outstanding: Diluted	12.8	12.9	12.8	12.9	12.8	12.9	12.9	12.9

Actual amounts may differ due to rounding.

© 2017 Hardinge Inc.

www.Hardinge.com
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© 2017 Hardinge Inc. 19 www.Hardinge.com Source: Oxford Economics Spring 2017 Global Machine Tool Outlook Report $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Americas Europe Asia World M ach in e To o l C o n sump ti o n (in U S$ b ill io n s) Oxford Economics Machine Tool Forecast Machine tool industry - $80 billion Drivers of Machine Tool Consumption:  Emerging economies - growing middle class  Obsolescence - older machines technologically outdated  Automation - shrinking supply of skilled machinists  Global competitiveness - advancing productivity Expect moderate long-term demand growth ~3% Emerging Economies Drive Demand  China driving global growth